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                                EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report on Norwood Promotional Products, Inc. Employees 401(k) Plan financial statements for the fiscal years 1995 and 1996 included in this Form 11-K into Norwood Promotional Products, Inc.'s Registration Statement on Form S-8 filed December 29, 1995 (Commission File No. 33-81017).


AKIN, DOHERTY, KLEIN & FEUGE, P.C.


San Antonio, Texas
June 27, 1997